UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017 (October 28, 2016)

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18851 N.E. 29th Ave., Suite 700
Aventura, Florida 33180
 (Address of principal executive offices zip code)

(305) 560-5355

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Orbital Tracking Corp (the “Company”), filed on October 31, 2016 (the “Original Form 8-K”). Following the initial filing of the Original Form 8-K, the Registrant discovered that the wrong Exhibit No. 10.1 Form of Subscription was inadvertently included in the Original Form 8K and that the Certificate of Designation for the Series H Preferred Stock has been corrected. The Registrant is amending the Original Form 8-K to include the correct Exhibit No. 10.1 ( the “Form of Subscription Agreement”) in which the error in Section 6.41 was corrected and the Certificate of Correction for the Series H Convertible Preferred Stock Certificate of Designation, dated January 11, 2017.

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2016, Orbital Tracking Corp. (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H convertible preferred stock (the “Series H Preferred Stock”) at a purchase price of $4.00 per share (the “Series H Offering”).

The terms of the Series H Preferred Stock are set forth in the Certificate of Designation of Series H Convertible Preferred Stock (the “Series H COD”) filed with the Secretary of State of the State of Nevada. The Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series H Preferred Stock divided by the conversion price. The stated value of each Series H Preferred Stock is $4.00 and the initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock.    Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

The Subscription Agreement also contains other customary representations, warranties and agreements by the Company and the investors.

In order to conduct the Series H Offering, the Company has solicited the consent of certain shareholders, as required under the agreements entered into by the Company during prior offerings, whereby such shareholders were granted certain notification, consent and anti-dilution rights (“Prior Offerings”). Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. However, the Company is required to issue to certain prior investors an aggregate of 550,000 shares of Series C Preferred Stock, which is convertible into an aggregate of 5,500,000 shares of the Company’s common stock.
Further, in order to proceed with the Series H Offering, the Company has agreed to issue additional shares of Series F Preferred Stock and Series G Preferred Stock to certain prior investors. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series G Preferred Stock, the Company has agreed, pursuant to that certain Series I Issuance Agreement, to create a new series of preferred stock, to be designated as “Series I Preferred Stock” and will issue to such holders of Series F Preferred Stock and Series G Preferred Stock an aggregate of 114,944 shares of Series I Preferred Stock, each of which shall be convertible into one hundred (100) shares of the Company’s common stock. The terms of the Series I Preferred Stock are set forth in the Certificate of Designation of Series I Convertible Preferred Stock (the “Series I COD”) filed with the Secretary of State of the State of Nevada.
The foregoing descriptions of the Subscription Agreement, the Series H Preferred Stock, the Series I Preferred Stock and the Series I Issuance Agreement are not complete and are qualified in their entireties by reference to the full text of the form of Subscription Agreement, the Series H COD, the Series I COD and the Series I Issuance Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On October 28, 2016, the Company issued the Series H Preferred Stock, Series C Preferred Stock and the Series I Preferred Stock. The details of these issuances are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Series H Preferred Stock, Series C Preferred Stock and the Series I Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement
10.2	Certificate of Designation of Series H Convertible Preferred Stock *
10.3	Certificate of Designation of Series I Convertible Preferred Stock *
10.4	Form of Series I Issuance Agreement *
10.5	Amended Certificate of Series H Convertible Preferred Stock

* Previously filed in Form 8-K dated October 31, 2016

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2016

ORBITAL TRACKING CORP. By: /s/ David Phipps Name: David Phipps Title: Chief Executive Officer